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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form 10-K of our report dated January .., 1999, on our audits of the financial statements and financial statement schedules of XL Capital Ltd.

We further consent to the incorporation by reference in the registration statements of XL Capital Ltd on Form S-3 (File No. 33-76170), Form S-8 (File No. 33-86826) and Form S-8 and S-3 (File No. 33-86824) of our report dated January
 .., 1999 on our audits of the financial statements and financial statement schedules of XL Capital Ltd.



                                  PricewaterhouseCoopers

New York, New York
February.., 1999